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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-6 (Registration Statement No. 333-71677) of our report dated February 12, 2001 relating to the financial statements of MONY Variable Account L - MONY Custom Estate Master, and our report dated February 8, 2001, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

April 17, 2001